UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 9, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33631	56-2639586
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2012, Crestwood Midstream Partners LP (the “Partnership”) and Crestwood Gas Services GP LLC (the “General Partner”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives for the several underwriters (the “Underwriters”) listed on Schedule A to the Underwriting Agreement, with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of 3,500,000 common units representing limited partner interests (the “Common Units”) at an offering price to the public of $30.73 per common unit. The Partnership has granted the Underwriters a 30-day option to purchase up to 525,500 additional common units if the Underwriters sell more than 3,500,000 common units in the Offering. The offer and sale of the Common Units pursuant to the Underwriting Agreement have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-171735) of the Partnership, as supplemented by the Preliminary Prospectus Supplement dated January 9, 2012 and the Prospectus Supplement dated January 10, 2012 relating to the Common Units, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act on January 9, 2012 and January 10, 2012, respectively. The closing of the Offering is expected to occur on or about January 13, 2012, subject to satisfaction of customary closing conditions. Legal opinions related to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

The Partnership intends to use the approximately $102.8 million in net proceeds from the Offering, after deducting underwriting discounts, commissions and offering expenses, as well as any exercise of the Underwriters’ option to purchase additional common units, to reduce outstanding indebtedness under its revolving credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On January 9, 2012, the Partnership issued a press release announcing the public offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

On January 10, 2012, the Partnership issued a press release announcing the pricing of the upsized public offering. A copy of the press release is furnished as Exhibit 99.2 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated as of January 10, 2012, by and among the Partnership, Crestwood Gas Services GP LLC and Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives for the several underwriters listed on Schedule A to the Underwriting Agreement.

5.1	Opinion of Locke Lord LLP as to the legality of the Common Units.

8.1	Opinion of Locke Lord LLP as to certain tax matters.

23.1	Consent of Locke Lord LLP (included in Exhibits 5.1 and 8.1).

99.1	Press release dated January 9, 2012, announcing public offering of common units.

99.2	Press release dated January 10, 2012, announcing pricing of the upsized public offering of common units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Gas Services GP LLC, Its General Partner

Date: January 10, 2012	By:	/s/ William G. Manias
William G. Manias,
Senior Vice President and Chief Financial Officer